                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
       INTEK DIVERSIFIED CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                      N/A
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                          INTEK DIVERSIFIED CORPORATION
                        970 WEST 190TH STREET, SUITE 720
                           TORRANCE, CALIFORNIA  90502
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 5, 1995


TO THE STOCKHOLDERS OF INTEK DIVERSIFIED CORPORATION:

        The annual meeting of the Stockholders of INTEK Diversified Corporation, a Delaware corporation (the "Company"), will be held on July 5, 1995 at The California Yacht Club, 4469 Admiralty Way, Marina Del Rey, California 90292, beginning at 12:00 noon local time for the following purposes:

        1.    To elect directors to serve for a term of one year.

        2.    To approve the 1994 Stock Option Plan.

        3.    To approve the 1994 Directors' Stock Option Plan.

        4. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1995.

        5. To transact such other business as may properly come before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only Stockholders of record at the close of business on June 21, 1995 are entitled to vote at the Annual Meeting.

        All Stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                        By Order of the Board of Directors


                                        STEVEN L. WASSERMAN, SECRETARY

                          INTEK DIVERSIFIED CORPORATION
                        970 WEST 190TH STREET, SUITE 720
                           TORRANCE, CALIFORNIA  90502
                                   ----------

                                 PROXY STATEMENT


                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of INTEK Diversified Corporation (the "Company") to be used at the 1995 Annual Meeting of Stockholders of the Company to be held on Wednesday, July 5, 1995, and any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at The California Yacht Club, 4469 Admiralty Way, Marina del Rey, California 90202, beginning at 12:00 noon local time. As more fully described below, the principal business to be addressed at the Annual Meeting is the election of directors, the approval of two stock option plans and the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company's 1995 fiscal year.

        The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally and by telephone, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by directors, officers and employees of the Company.

        Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by delivering to the Secretary of the Company at its principal office a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not in and of itself revoke a proxy. All validly executed proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such proxies will be followed in each instance. If no directions are given, the proxy will be voted FOR the election of the nominees listed in the proxy and FOR the proposals set forth in the Notice.

        This Proxy Statement and the Notice and Proxy together with the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's quarterly report on Form 10-Q for the period ended March 31, 1995, are being sent to stockholders beginning on or about June 23, 1995.

                                  VOTING RIGHTS

        Holders of record of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on June 21, 1995 are entitled to vote at the Annual Meeting. On June 21, 1995, there were 9,564,831 shares of Common Stock outstanding. Each share is entitled to one vote.

        A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required for the election of directors and the affirmative vote of a majority of the shares present at the Annual Meeting is required for the approval of the two stock option plans.

        Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Annual Meeting) will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on such matter.


                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

        The Company's Board of Directors currently has eight members, all of whom have a term expiring in 1995. The Board has nominated the eight incumbent Directors for election as directors and recommends that the stockholders vote FOR all of the nominees.

        The enclosed proxy will be voted FOR all of the nominees unless the proxy holders are otherwise instructed. If any of the nominees are unavailable or decline to serve as a director for any reason, the proxy holders will vote the proxies for a substitute nominee or nominees designated by the Board of Directors. The Board of Directors does not expect that any nominee will be unavailable.

        Certain information about the nominees is set forth below.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

        The following table sets forth certain information with respect to the directors and executive officers of the Company as of June 21, 1995.

                                                                    Director
            Name           Age     Positions with the Company        Since
- ------------------------  -----   ----------------------------    ------------
Nicholas R. Wilson          50     Chairman of the Board              1994
Vincent P. Paul             74     Vice Chairman of the Board         1984
John G. Simmonds            44     Chief Executive Officer and
                                   Director                           1994
Harry Dunstan               44     President, Chief Operating
                                   Office and Director                1994
Peter A. Heinke             37     Chief Financial Officer,
                                   Treasurer and Director             1994
Steven L. Wasserman         41     Secretary and Director             1994
David Neibert               39     Director                           1994
Christopher Branston        49     Director                           1994


        Nicholas Wilson became Chairman of the Board of the Company on September 23, 1994. Mr. Wilson is President of Roamer One Holdings, Inc., a holding company which owns approximately 40% of the shares of the Company, and since 1990 Chairman of the Board of Opportunities Associates, Inc., a real estate development company. From 1990 to 1994, Mr. Wilson has been President of Roamer Corporation of America, an engineering and consulting company for the wireless communications industry, a predecessor to Roamer One, Inc., a subsidiary of the Company.

        Vincent Paul became the Vice-Chairman of the Company on September 23, 1994. Mr. Paul is also a member of the Company's Audit Committee and the Stock Option Committee. Mr. Paul was the President and Chairman of the Board of Directors of the Company from June 1992 to September 1994. Mr. Paul was President of Corporate Properties Limited (a Canadian land development company) from March 1971 to June 1984 when he became Chairman of the Board of Directors. Mr. Paul served as Chairman until December 5, 1986 when he resumed the offices of President and Chief Executive Officer. From June 1983 to the present Mr. Paul has been Chairman of the Board of Directors of Anglo York Industries Limited, a Canadian corporation incorporated in the province of Ontario whose principal business is industrial and commercial real estate and land development. Since July 1989, Mr. Paul has been the President of Anglo York Industries, Inc. whose principal business is the holding of securities issued by the Company. From 1986 to the present, Mr. Paul has been Vice Chairman of Saynor Varah, Inc., a distributor of electronic parts. In March 1989, he also became President and Chief Executive

Officer of Saynor Varah, Inc. Mr. Paul has been Director and Vice President of Peter Paul Corporation, Inc., a Texas land development corporation since 1980.

        John G. Simmonds became Chief Executive Officer of the Company on September 23, 1994. Mr. Simmonds has been Chairman of the Board of Directors, President and Chief Executive Officer of Simmonds Communications Ltd., a wireless communications engineering and design company ("SCL"), since 1990 and Chairman of the Board of Directors and Chief Executive Officer of Kustom Electronics Inc.,a manufacturer of equipment for wireless data transmission, since 1991. Mr. Simmonds was Executive Vice President and a director of Glenayre Electronics, Ltd., a wireless communications business, from 1988-1990. He was formerly a director (1977-1990) and Vice President (1968-1990) of A.C. Simmonds & Sons Ltd., an electronics distributor.

        Harry Dunstan became President and Chief Operating Officer of the Company on September 23, 1994. Since 1991, Mr. Dunstan has been Vice President, Chief Operating Officer and a director of Simmonds Communications Ltd.
Mr. Dunstan was formerly Vice President of Glenayre Electronics, Ltd., a wireless communications company (1989-1991), and is a director of Kustom Electronics Inc. (1991-Present).

        Peter Heinke became Chief Financial Officer and Treasurer of the Company on September 23, 1994. Mr. Heinke is Chief Financial Officer of Simmonds Communications Ltd. (1993-Present). He was formerly self-employed as a financial consultant (1990-1992) and Treasurer/Controller of Trac Industries Inc. (1986-1990).

        Steven L. Wasserman became Secretary and a director of the Company on September 23, 1994. Mr. Wasserman is a member of the Company's Audit Committee and the Stock Option Committee. Mr. Wasserman is an attorney and a partner of the law firm of Kohrman Jackson & Krantz, Cleveland, Ohio. He is a director of Roamer One Holdings, Inc. Mr. Wasserman was a vice-president of the law corporation of Honohan, Harwood, Chernett & Wasserman, Cleveland, Ohio, from September 1983 until September 1, 1994.

        David Neibert became a director of the Company on September 23, 1994. Mr. Neibert is President and a director of Roamer One, Inc. Mr. Neibert is a director and was the President (1992-1994) of Roamer One Holdings, Inc. and was the President of Master Marine Incorporated D.N.A. Seamark Marine Electronics (1987-1992).

        Christopher Branston became a director of the Company on September 23, 1994. Mr. Branston is also a member of the Company's Stock Option Committee. Since October, 1987, Mr. Branston has been a Solicitor in the United Kingdom practicing on his own, and since September 1994, a consultant to the United Kingdom law firm of Rogers & Burton.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors met two times and held meetings by telephonic conference five times during fiscal 1994. With the exception of Peter Heinke who missed one meeting, each director attended all of the meetings of the Board of Directors and meetings of the committees on which he served.

        The Audit Committee consists of Mr. Paul and Mr. Wasserman. The purpose of the Audit Committee is to review the accounting and reporting principles, policies and practices followed by the Company and the adequacy of the Company's internal, financial and operating controls. The Audit Committee met once in 1994.

        The Stock Option Committee consists of Mr. Paul, Mr. Branston and
Mr. Wasserman. The purpose of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee met once in 1994.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock of the Company and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of the Company's copies of reports filed with the SEC during the fiscal year ended December 31, 1994, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth as of December 31, 1994 all compensation paid by the Company to the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeds $100,000 (the "Named Executive Officers"). For the year ended December 31, 1994, except as referred to below, no compensation was paid or distributed by the Company or its subsidiaries with respect to any Named Executive Officer, the aggregate amount of which is at least the lesser of $50,000 or ten percent (10%) of the compensation reported in the following table for such person.


                           SUMMARY COMPENSATION TABLE

                                                                      SECURITIES
                    CAPACITY IN WHICH                         CASH    UNDERLYING
NAME                COMPENSATION RECEIVED             COMPENSATION   OPTIONS/SAR
- ----                ---------------------             ------------   -----------

John Simmonds(1)    Chief Executive Officer
                    INTEK Diversified Corporation
                                1994                      $      0     40,000(2)
                                1993                      $      0
                                1992                      $      0

Vincent P. Paul(3)  President and Chairman of the Board
                    prior to September 23, 1994 and Vice
                    Chairman, of the Board since                       40,000(4)
                    September 23, 1994
                    INTEK Diversified Corporation
                                1994                      $ 200,000
                                1993                      $ 200,000
                                1992                      $ 200,000

Harold H. Davis     President, Olympic
                    Plastics Company, Inc.
                                1994                      $ 132,611    50,000(5)
                                1993                      $ 157,976
                                1992                      $ 135,044


(1) John Simmonds became the Chief Executive Officer of the Company on September 23, 1994 upon the consummation of the Merger. Mr. Simmonds is the Chairman of the Board. President and Chief Executive Officer of SCL. Since October 1, 1994, the Company has paid management fees to SCL in the amount of $10,000 a month.

(2) Mr. Simmonds was granted a stock option for 40,000 shares of Common Stock, which shares Mr. Simmonds has the right to acquire at a price of $3.75 per share under the 1994 Stock Option Plan. These options vest on September 24, 1995, provided that the 1994 Stock Option Plan is approved by the stockholders of the Company.

(3) For each of the years ended December 31, 1992, 1993, and 1994, the Company paid a management fee of $200,000 to Peter Paul Corporation, Inc., an affiliate of Anglo York Industries, Inc., a stockholder of the Company. Under a management agreement with the Company, Peter Paul Corporation, Inc. makes available to the Company without additional compensation the services of Vincent Paul. Mr. Paul served as President and Chairman of the Board of the Company until September 23, 1994.

(4) Mr. Paul was granted a stock option for 40,000 shares of Common Stock of the Company at an option price of $3.75 per share under the 1994 Directors' Stock Option Plan. These options vest on September 24, 1995, provided that the 1994 Directors' Stock Option Plan is approved by the stockholders of the Company.

(5) Mr. Davis was granted a stock option for 50,000 shares of Common Stock of the Company, which shares Mr. Davis has the right to acquire at a price of $2.75 per share under the 1994 Stock Option Plan, as part of his severance agreement. Mr. Davis was also Executive Vice President and Treasurer of the Company until September 23, 1994.


        Under the terms of a severance agreement with Harold H. Davis, Mr. Davis's services with the Company terminated on September 23, 1994.
Mr. Davis received a payment of $25,000 upon termination and a grant under the Company's 1994 Stock Option Plan of options to buy 50,000 shares of Common Stock of the Company at a purchase price of $2.75 per share. Except for the severance agreement with Mr. Davis, the Company does not have any compensatory plan or arrangement, including payments to be received from the Company with respect to any individual named above for the latest or last preceding fiscal year, which plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company and its subsidiaries or from a change in control of the Company or a change in the individual's responsibilities following a change in control, which amount involved, including all periodic payments or installments, exceeds $100,000.

OPTIONS/SAR GRANTS(6) IN THE LAST FISCAL YEAR

        The following table sets forth for the Named Executive Officers, information for fiscal 1994, relating to (i) options granted; and (ii) the net value of shares (market value less option price) or cash realized upon the exercise of options.


                                                                                                  Potential Realizable Value At
                                                                                                  Assumed Annual Rates of Stock
                                                                                                  Price Appreciation for Option
                                Individual Grants                                                            Term(7)
- ---------------------------------------------------------------------------------------           -----------------------------

                         Number
                         of Sec-
                         urities         % of Total
                         Under-           Options/            Exercise
                         lying              SARS              or Base
                        Options/         Granted to            Price         Expiration              5 %                10 %
     Name                SARS            Employees            ($/Sh)            Date                 ($)                ($)
                        Granted          in Fiscal
                          (#)              Year
- ----------------       ---------       -------------         ----------     ------------



John Simmonds         40,000(8)              8.9%             $  3.75           9/24/04            $  244,334        $  389,061

Vincent P. Paul       40,000(9)              8.9%             $  3.75           9/24/04            $  244,334        $  389,061

Harold Davis          50,000(10)             11%              $  2.75           9/24/97            $  159,173        $  183,013



(6) The Company has no plans pursuant to which stock appreciation rights may be granted.

(7)  The Potential Realizable Value is the product of (a) the difference between
(i) the closing average market price per share at the grant date and the sum of
(A) 1 plus (B) the assumed rate of appreciation of the stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of stock underlying the options at December 31, 1994. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

(8) These options were granted pursuant to the 1994 Plan. These options vest on September 24, 1995, provided that the 1994 Plan is approved by the stockholders of the Company.

(9) These options were granted pursuant to the Directors' Plan. These options vest on September 24, 1995, provided that the Directors' Plan is approved by the stockholders of the Company.

(10) These options were granted pursuant to the 1994 Plan.


        No options under the 1988 Plan, 1994 Plan or the 1994 Directors Plan were exercised in 1994.



1988 STOCK OPTION PLAN

        The Company's 1988 Key Employee Stock Option Plan (the "1988 Plan") is intended to qualify as an "incentive stock option plan" within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

        The 1988 Plan provides that 500,000 shares of Common Stock will be reserved for issuance upon the exercise of options to be granted. The options are to be exercisable at a price equal to the "Fair Market Value" (average of the closing per share bid and asked price of Common Stock on the date an option was granted) or 110% of Fair Market Value for persons who have in excess of a ten percent voting interest in all classes of the Company's stock prior to the date of grant. However, the dollar amount of options issued under the 1988 Plan in any calendar year is limited to $100,000 per person in value plus any unused limit carry-over. The 1988 Plan provides that the number of shares subject to the 1988 Plan and the outstanding options and their exercise prices are to be appropriately adjusted for mergers, consolidations, recapitalization, stock dividends, stock split-ups or combination of shares.

        The 1988 Plan is required to be administered by the Stock Option Committee. The Stock Option Committee has the authority to designate participants and to determine the terms and provisions of each option agreement, and interpret and amend the 1988 Plan. The Board, upon recommendation of the Stock Option Committee, may terminate, amend or modify the 1988 Plan, except that the following action may not be taken without the approval of the Company's stockholders: (i) an increase in the number of shares of Common Stock subject to the 1988 Plan (except for the adjustments referred to above); or (ii) alteration in the method of determining the exercise price of options granted under the 1988 Plan.

        The persons eligible to receive options under the 1988 Plan are all officers or other key employees of the Company and its subsidiaries (as defined in the 1988 Plan). There have been no material amendments to the 1988 Plan since its inception.

SEP-IRA PLAN

        Olympic Plastics Company, Inc. ("Olympic"), a subsidiary of the Company which had sold substantially all of its operating assets as of May 15, 1995 and is now inactive, adopted a Simplified Employees Pension Individual Retirement Account Plan ("SEP-IRA") in 1979. The plan is one by which Olympic may contribute up to 15% of a salaried employee's annual remuneration to any qualified SEP-IRA account of the employees' choice. The annual contribution, if any, is solely at the discretion of the Board of Directors and is not based on profits, sales or any other operational measure. No contribution was made to the SEP-IRA for the year ended December 31, 1994.

DIRECTOR COMPENSATION

        The Company did not pay fees in 1994 to its directors for their service on the Board of Directors or for attendance at meetings of the Board or committees. The Company recently adopted a policy to pay its directors an annual fee of $4,000 plus $500 for each Board of Directors and Committee meeting attended, whether in person or by telephone.

        On September 23, 1994, each of the members of the Board of Directors of the Company was granted, pursuant to either the 1994 Stock Option Plan or the 1994 Directors' Stock Option Plan, an option to acquire 40,000 shares of Common Stock of the Company at an exercise price of $3.75 per share. Such options vest on September 24, 1995 provided that Plans are approved by the stockholders of the Company. Such options expire September 24, 2004. For a description of the Plans, see Proposals 2 and 3.

BOARD INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS.

        The Company has no compensation committee. Compensation decisions for the executive officers (other than grants of options which are determined by the Stock Option Committee) are made by the Board of Directors of the Company. Messrs. Wilson, Paul, Simmonds, Dunstan, Heinke and Wasserman are non-employee officers of the Company. Mr. Neibert is President of Roamer One, Inc., a subsidiary of the Company. See "DIRECTORS AND OFFICERS OF THE COMPANY."

                     BOARD REPORT ON EXECUTIVE COMPENSATION

        The Board of Directors (the "Board") is responsible for reviewing the Company's compensation policies and programs applicable to the Company's executive officers, except stock option grants which are administered by the Stock Option Committee. As disclosed in the Summary Compensation Table, the Company paid no compensation to its Chief Executive Officer for the year ended December 31, 1994. The Company has no compensation committee of the Board of Directors and the Board has not adopted compensation policies, since management services are provided by executives of SCL and ROH, the principal shareholders of the Company. The Company has paid management fees to each of SCL and ROH at the rate of $10,000 per month since October 1, 1994.

        Stock options have been granted to all directors of the Company to reward them for services to the Company and to provide additional incentive to retain such directors.

                               Nicholas R. Wilson
                                John G. Simmonds
                                  Peter Heinke
                                  Harry Dunstan
                              Christopher Branston
                                  Vincent Paul
                                  David Neibert
                               Steven L. Wasserman


                                PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Nasdaq Stock Market Index and the Nasdaq Telecommunication Stocks Index, which includes wireless telecommunications companies traded on Nasdaq. Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on December 29, 1989, and the reinvestment of any dividends.

             Comparison of Cumulative Total Stockholder Return Among
               INTEK Diversified Corporation, Nasdaq Stock Market
                      and Nasdaq Telecommunications Stocks

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             Intek     NSA Stock US     Telecom Stocks
1989           100              100                100
1990         18.54            84.92              67.41
1991         29.62           136.28              92.97
1992        137.03           158.58             114.19
1993         25.92           180.93             175.98
1994        170.32           176.92             145.79

        On September 23, 1994, the Company acquired the business of Simrom, Inc., ("Simrom") pursuant to a business combination involving the merger of Simrom into Romnet, Inc., a subsidiary of the Company (the "Merger").
Subsequent to the Merger, the Company redirected its business from fabricating and selling injection and compression molded plastic products to the business of developing and managing a Specialized Mobile Radio Network in the United States utilizing the recently licensed 220MHz narrow band spectrum. By May 15, 1995, the Company had sold substantially all of the operating assets of Olympic as part of repositioning its business within the communications industry. With the development of the Company's 220 MHZ system during the last year, Management has selected the Nasdaq Telecommunication Stocks Index as a meaningful index against which to measure the Company's performance on an on-going basis.


                             PRINCIPAL STOCKHOLDERS

        On September 23, 1994, as a result of the consummation of the Merger, a change of control in the Company occurred. The following table sets forth the information regarding the beneficial ownership of the Company's Common Stock as of June 21, 1995, by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding

Common Stock and (ii) each Director of the Company, and (iii) all Directors and Officers as a group. Unless otherwise noted, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.


                                                                    Percent of
                                                                Common Stock &
                                  Amount and Nature of           Stock Options
Name and Address                  Beneficial Ownership     (9,629,831 sh.)(11)
- ----------------                  --------------------     -------------------

Roamer One Holdings, Inc.               3,600,000(12)             37.4%
1431 West 117th Street
Cleveland, OH 44107



- ---------------------------

(11) Includes 9,564,831 common shares of Common Stock outstanding at June 21, 1995, and options for 65,000 shares under the 1988 Plan which the holder has the right to acquire by the exercise of vested stock options.

(12) Roamer One Holdings, Inc. ("ROH") is a Delaware corporation controlled by Nicholas R. Wilson. 1,800,000 shares of Common Stock held by ROH are held in escrow pursuant to an Escrow Agreement by and among the Company, American Stock Transfer, Simmonds Communications Ltd. ("SCL"), and ROH. Release of such shares is subject to a number of conditions. Under the Escrow Agreement, ROH has the right to exercise any and all voting and other consensual rights pertaining to ROH's escrowed shares.


        On June 16, 1995, ROH entered into an option agreement (the "SCL Option") with SCL pursuant to which SCL paid ROH $1,800,000 for an option to purchase up to 1,800,000 shares of Common Stock at a purchase price of $1.50 per share. The option may be exercised, in whole or in part, for a period of five years. ROH also entered into a pledge agreement granting to SCL a security interest in the shares subject to the option and depositing certificates representing the shares with R-M Trust Company as agent for SCL. Under the pledge agreement, ROH has the right to exercise any and all voting and other consensual rights pertaining to ROH's pledged shares.


Simmonds Communications Ltd             3,658,850(13)           38%
5255 Yonge Street, #1050
Willowdale, Ontario, Canada





- ---------------------------

(13) 1,200,000 shares of Common Stock held by SCL are held in escrow pursuant to an Escrow Agreement by and among the Company, American Stock Transfer, SCL, and ROH. Release of such shares is subject to a number of conditions. Under the Escrow Agreement, SCL has the right to exercise any and all voting and other consensual rights pertaining to SCL's escrowee shares of Common Stock.

        On September 30, 1994, SCL granted an option (at an option price of $800,000) to Murray Sinclair of Toronto, Canada, to purchase 800,000 shares of Common Stock at $1.50 per share, and granted an option (at an option price of $200,000) to Choi & Choi HK Limited of London, England, to purchase 200,000 shares of Common Stock at $1.50 per share. Each option is exercisable, partially or in whole, at any time (subject to applicable regulatory or tax restrictions), for a period of five years. On May 1, 1995, Choi & Choi HK Limited exercised the options granted to it by SCL and a portion of 600,000 additional options which have been assigned to it by Mr. Murray Sinclair to acquire 400,000 shares of Common Stock.

        On March 24 through March 30, 1995, SCL purchased 45,000 shares of Common Stock at $4.25 per share from certain of SCL's employees, including certain officers and directors of the Company, and purchased 8,850 shares in the open market. In addition, SCL has agreed, under the Employee Option Agreement dated as of April 7, 1995, to permit each employee from whom shares were purchased to repurchase the same number of such shares at $4.25 per share until March 31, 1997 subject to SCL's right to cancel these options upon 90 days' written notice.

        As of March 31, 1995, SCL entered into an option agreement (the "EC Option Agreement") with Extra Clearing B.V., a corporation incorporated under the laws of the Netherlands ("EC"), pursuant to which EC paid SCL $890,000 for options to purchase up to 890,000 shares of Common Stock for $1.50 per share. 436,000 of the options may be exercised, partially or in whole, at any time, for a period of five years, subject to any applicable regulatory or tax restrictions. 454,000 of the options are subject to an additional requirement that they cannot be exercised for ninety (90) days from the date of the EC Option Agreement.

        In connection with the EC Option Agreement, SCL and EC also entered into a pledge agreement (the "Pledge Agreement") pursuant to which SCL pledged 890,000 shares of Common Stock to EC in support of its obligations under the EC Option Agreement.

        On April 24, 1995, EC exercised a portion of the options and acquired 35,000 shares. On May 17, 1995, EC exercised a portion of the options and acquired 200,000 shares. On June 1, 1995, EC exercised a portion of the options and acquired 107,000 shares.

        As of May 25, 1995, SCL entered into an option agreement (the "Bradley Option Agreement") with Bradley Ltd. of Hamilton, Bermuda, pursuant to which Bradley paid SCL $100,000 for options, exercisable through September 30, 1999, to purchase up to 100,000 shares of the Company's Common Stock for $1.50 per share, subject to any applicable regulatory or tax restrictions.

        On June 16, 1995, SCL entered into an option agreement with ROH pursuant to which SCL paid ROH $1,800,000 for an option to purchase up to 1,800,000 shares of Common Stock at a purchase price of $1.50 per share. The option may be exercised, in whole or in part, for a period of five years.



Anglo York Industries, Inc.                 1,102,049(14)            11.4%
1050 McNicoll Avenue, Unit 13
Scarborough, Ontario
M1W 2L8 Canada

Vincent P. Paul                               305,012(14)              3.2%
1050, McNicoll Avenue, Unit 13
Scarborough, Ontario
M1W 2L8 Canada

Nicholas R. Wilson                          3,600,000(15)             37.4%
13700 Tahiti Way, Suite 154
Marina del Rey, CA  90291

Harry Dunstan                                   5,000(16)              (17)
RR #2
Caledon East, Ontario
Canada

John Simmonds                                  17,500(18)              (19)
44 Old Yonge Street
North York, Ontario, Canada
M2P 1P7


- ---------------------------

(14) Anglo York Industries, Inc. ("Anglo York") is a wholly-owned subsidiary of Anglo York Industries, Limited, an Ontario corporation ("Anglo Limited").
The outstanding voting securities of Anglo Limited are beneficially owned in equal amounts by three children of Vincent P. Paul who have obtained majority and by one child who is a minor and whose interest is held in Trust. Mr. Paul and his spouse, the Trustee of such Trust, also may be deemed to beneficially own the shares of the Company's Common Stock beneficially owned by their minor child. Both Mr. and Mrs. Paul disclaim beneficial ownership of the shares of the Company's Common Stock beneficially owned by any of their adult children. Anglo York has pledged 1,000,049 shares of the Company's Common Stock to the Royal Bank of Canada and 102,000 shares in the aggregate to Swiss Bank Corporation (Canada) to secure certain indebtedness of Anglo York. Accordingly, the Royal Bank of Canada and the Swiss Bank Corporation (Canada) may be deemed to be the respective beneficial owners of such shares. In addition, if Anglo York defaults in the repayment of such indebtedness, a change in control of the Company may result.

(15) Mr. Wilson controls ROH which beneficially owns 3,600,000 shares of the Company's Common Stock.

(16) On March 24, 1995, Mr. Dunstan sold 5,000 shares of Common Stock to SCL at $4.25 per share and SCL granted to Mr. Dunstan an option to purchase the same number of shares at $4.25 per share until March 31, 1997, subject to SCL's right to cancel such option upon 90 days' written notice.

(17)    Less than 0.1%.

(18) On March 24, 1995, Mr. Simmonds sold 16,150 shares of Common Stock to SCL at $4.25 per share and SCL granted Mr. Simmonds an option to purchase the same number of shares at $4.25 per share until March 31, 1997, subject to SCL's right to cancel such option upon 90 days' written notice.

(19)    Less than 0.1%.



Peter Heinke                                      10,000(20)          (21)
RR #1 Clarksburg
Ontario, Canada NOH 1JO

Steven L. Wasserman                               0                    --
2800 Belgrave Road
Pepper Pike, Ohio 44124

David Neibert                                     455                 (22)
23275 Lenora Drive
Woodland Hills, CA 91367

Christopher Branston                              0                   --
14 Willow Avenue
Barnes, London
SW13OLT England

All officers and directors
as a group (8 persons)                            3,937,967           40.8%


- ---------------------------

(20) On March 24, 1995, Mr. Heinke sold 10,000 shares of Common Stock to SCL at $4.25 per share and SCL granted Mr. Heinke an option to purchase the same number of shares at $4.25 per share until March 31, 1997, subject to SCL's right to cancel such option upon 90 days' written notice.

(21)    Less than 0.1%.

(22)    Less than 0.1%.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        For the year ended December 31, 1994, the Company paid a management fee of $200,000 to Peter Paul Corporation, Inc., an affiliate of Anglo York Industries, Inc., a shareholder of the Company. Peter Paul Corporation, Inc., makes the services of Mr. Vincent Paul, Vice Chairman of the Board of Directors, available to the Company without additional compensation. On September 23, 1994, the Company entered into a new agreement with Peter Paul Corporation for $200,000 a year in exchange for the services of Mr. Vincent Paul. The agreement expires on December 31, 1999.

        In November, 1994, the Company borrowed $2,500,000 evidenced by a short-term promissory note from Quest Capital Corporation ("Quest"). The loan is secured by a first mortgage on the real property owned by Olympic and a guaranty by SCL. SCL is a stockholder of the Company which is the beneficial owner of approximately 38% of the Company's Common Stock. In consideration for SCL's guaranty, the Company has pledged to SCL the issued and outstanding stock of Olympic and has granted a lien on the real property owned by Olympic which is subordinate to the lien granted to Quest.

        Roamer One, Inc. borrowed $150,000 from SCL evidenced by a short-term, non-interest bearing note in October, 1994 and repaid the obligation in November, 1994.

        The Company and SCL have an arrangement whereby Roamer One, Inc. purchases equipment and installation services from SCL. During 1994, Roamer One, Inc. purchased $2,195,203 of radio equipment and installation services from SCL, paying $982,903 and leaving a balance of $1,212,300 as of December 31, 1994, payable upon demand.

        On September 23, 1994, the Company and SCL, ROH, Anglo York Industries, Inc. and Harold Davis (collectively referred to as the "Holders") entered into a Registration Rights Agreement to provide the Holders with certain demand and "piggy-back" registration rights with respect to the Company's Common Stock owned by the Holders. ROH is a stockholder of the Company holding approximately 37.4% of the Company's Common Stock. Anglo York Industries, Inc. is a stockholder of the Company holding approximately 11.4% of the Company's Common Stock. Mr. Davis was an executive vice president and treasurer of the Company until September 23, 1994.

        Kohrman Jackson & Krantz, a Cleveland, Ohio, law firm of which Steven L. Wasserman is a partner, performs legal services for the Company and its subsidiaries.

        On March 7, 1995, the Company entered into a letter of intent with SCL to purchase all of SCL's wireless communications business including Midland International Corporation, Midland International, Ltd., and SCL Systems and Infrastructure, a division of SCL, in exchange for 15 million shares of the Company's Common Stock. A definitive agreement has not been executed and the proposed transaction is subject to a number of contingencies. If the transaction is consummated on the terms and conditions contemplated by the letter of intent, SCL will hold more than 75% of the outstanding shares of the Company and will have voting control. No assurance can be made that such proposed transaction will be consummated on such terms and conditions.

        The Company believes that the terms of the transactions and the agreements described above are on terms at least as favorable as those which it could otherwise have obtained from unrelated parties. On-going and future transactions with related parties will be (1) on terms at least as favorable as those which the Company would be able to obtain from unrelated parties; (2) for bona fide business purposes; and (3) approved by a majority of the disinterested and non-employee directors.

               PROPOSAL NO. 2--APPROVAL OF 1994 STOCK OPTION PLAN

        The following description of certain features of the 1994 Stock Option Plan (the "1994 Plan") is qualified in its entirety by reference to the 1994 Plan, which is attached as Exhibit A.

GENERAL


        The 1994 Plan provides for the granting of stock options for up to an aggregate of 600,000 shares of the Company's Common Stock. The 1994 Plan includes provisions authorizing the Stock Option Committee of not less than two members of the Board of Directors, which administers the 1994 Plan, to adjust the number of shares of Common Stock covered by the 1994

Plan and outstanding stock options granted thereunder, and the purchase price per share of Common Stock payable upon the exercise of an outstanding stock option granted thereunder, in the event of a stock dividend, stock split, recapitalization, reorganization, merger or other event that causes a change in the capital structure of the Company. The shares of Common Stock covered by the 1994 Plan may be shares of original issue or shares held in treasury or a combination thereof.

PURPOSE AND ADOPTION

        The purpose of the 1994 Plan is to enable the Company and its subsidiaries to attract and retain officers and other key employees and consultants and provide them with appropriate incentives and rewards for superior performance. The 1994 Plan is intended to advance the interests and long-term success of the Company by encouraging stock ownership among those who participate in the 1994 Plan and thereby increasing the personal involvement of the participants with the fortunes of the Company. The 1994 Plan was adopted by the Board of Directors effective July 1994.

AWARDS

        The 1994 Plan provides for the granting of "incentive stock options" within the meaning of Section 422 of the Code, and "nonqualified stock options," which are not intended to qualify under any provision of the Code. Each grant shall specify the number of shares of Common Stock to which it pertains; provided, however, that no optionee shall be granted stock options for more than 60,000 shares in any fiscal year of the Company.

EXERCISE PRICE AND PAYMENT

        Stock options are rights to purchase shares of Common Stock at a price per share that is determined by the Stock Option Committee on the date that the stock options are granted. The purchase price per share of Common Stock that is payable upon the exercise of nonqualified stock options granted under the 1994 Plan may be equal to or greater than the fair market value of a share of Common Stock on the date of grant, provided, however, that the purchase price per share of Common Stock payable upon the exercise of incentive stock options must be at least equal to the fair market value thereof on the date of grant.

        The 1994 Plan permits payment of the purchase price in cash or by check or the transfer to the Company of nonforfeitable, unrestricted shares of Common Stock that are already owned by the optionee and have a fair market value on the date of exercise equal to the aggregate purchase price. The 1994 Plan also permits the Stock Option Committee to authorize deferred payment of the purchase price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

VESTING AND TERMINATION

        The 1994 Plan authorizes the Stock Option Committee to establish vesting provisions with respect to each grant of stock options, regarding the period(s) of continuous employment, or continuous engagement of the consulting services, of the optionee with the Company or any of its subsidiaries that is necessary before a stock option (or installments thereof) will become exercisable. Furthermore, any grant may provide for the earlier exercise of the stock option in the event of a change in control of the Company or other similar transaction or event. Each grant shall be evidenced by an agreement, executed on behalf of the Company and accepted by the optionee, which shall contain such terms and provisions as the Board of Directors may determine consistent with the 1994 Plan.

        The 1994 Plan authorizes the Stock Option Committee to establish provisions consistent therewith in respect of each grant of stock options thereunder regarding the termination thereof. No stock option may be exercised more than ten years after the date of grant.

CANCELLATION

        The 1994 Plan provides that the Stock Option Committee may cancel any stock option granted thereunder with the consent of the affected optionee. In the event of any such cancellation, the Committee may grant a new stock option, which may or may not cover the same number of shares of Common Stock as was covered by the cancelled stock option, in such manner, at such exercise price and subject to such terms and conditions as would have been applicable under the 1994 Plan had the cancelled stock option not been granted.

TRANSFERABILITY

        Stock options granted under the 1994 Plan may not be transferred except by will or the laws of descent and distribution and may not be exercised during an optionee's lifetime except by the optionee or, in the event of the optionee's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

ELIGIBILITY

        Incentive stock options and nonqualified stock options may be granted under the 1994 Plan to those officers, including officers who are also directors of the Company, other key employees or consultants of the Company and its subsidiaries who are selected by the Stock Option Committee. The 1994 Plan provides that the Stock Option Committee may provide special terms for grants to foreign participants to accommodate differences in local law, tax policy or custom.

AMENDMENT

        No further awards shall be granted under the 1994 Plan after the passage of 10 years from the date on which the 1994 Plan is first approved by the stockholders of the Company. However, any amendment that increases the aggregate number of shares of Common Stock covered by the 1994 Plan, or otherwise would cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor rule to the same effect), is subject to approval by the stockholders of the Company. The 1994 Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991, once it has been submitted to the stockholders. The Committee may at any time elect that the 1994 Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991.

TAX CONSEQUENCES TO OPTIONEES

        The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1994 Plan based on federal income tax laws in effect as of the date of this Proxy Statement. The following is not intended to be complete and does not describe any state or local tax consequences.

NONQUALIFIED STOCK OPTIONS

        GENERALLY. An optionee generally will not recognize income upon the grant of a nonqualified stock option. If an optionee receives unrestricted shares of Common Stock upon the exercise of a nonqualified stock option, he or she will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the shares received pursuant to the exercise over the exercise price. Ordinary income from a non-qualified stock option will constitute compensation for which withholding may be required under federal and state law.

        SPECIAL RULES APPLICABLE TO OPTIONEES SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT. The tax consequences to optionees who are subject to Section 16(b) of the Exchange Act ("Insiders") and receive shares of Common Stock pursuant to the 1994 Plan may sometimes differ from the tax consequences described above because of the interaction between Section 16(b) of the Exchange Act and Section 83 of the Code. Section 83 of the Code applies to the transfer of property, including stock, to an employee as compensation for services and provides for deferral of taxation so long as the employee's rights in the property are subject to a substantial risk of forfeiture and are not transferable. In the case of an Insider, the deferral provided by Section 83 of the Code generally will apply until the earlier of (i) the date the Insider is no longer subject to suit under Section 16(b) of the Exchange Act or (ii) six months from the date of acquisition of the Common Stock (the "Section 16(b) Deferral").

        In the usual case, the effect of the Section 16(b) Deferral will be to postpone valuation and taxation until the end of the deferral period. In addition, the Insider's holding period for capital gains purposes will generally be deferred until the end of the deferral period. If desired, the effect of the Section 16(b) Deferral generally can be avoided if the Insider makes an election under Section 83(b) of the Code within 30 days after the shares of Common Stock are transferred to the Insider to have the shares taxed to the Insider as ordinary income at their fair market value on the date of transfer less any amount paid by the Insider.

        TAX CONSEQUENCES TO THE COMPANY. To the extent that an optionee recognizes ordinary income, the Company or subsidiary for which the optionee performs services will be entitled to a corresponding deduction provided that, among other things, the deduction meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

INCENTIVE STOCK OPTIONS

        GENERALLY. An optionee will not recognize income upon the grant of an incentive stock option. In addition, an optionee will not recognize income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he or she ceases to be an employee of the Company or its parent or subsidiary (one year if he or she ceases to be an employee due to disability). To satisfy the holding period requirement, an optionee must hold the optioned Common Stock for more than two years from the grant of the option and more than one year after the Common Stock is transferred to him or her. If these requirements are satisfied, upon the sale of the Common Stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her basis in the Common Stock and the net proceeds of the sale.

        DISQUALIFYING DISPOSITION. If shares of Common Stock acquired upon the timely exercise of an incentive stock option are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the shares on the date of the exercise of the incentive stock option over the exercise price of the shares. Any gain in excess of that amount will be either long-term or short-term capital gain depending on the holding period. However, upon a Disqualifying Disposition that constitutes a sale or exchange with respect to which any loss (if sustained) would be recognized, the amount includable in the ordinary income will be limited to any excess of the net amount realized on the sale or exchange over the optionee's basis in the shares. In general, such a disposition is a transaction with an unrelated third party that is not subject to the wash-sale provisions of the Code.

        ALTERNATIVE MINIMUM TAX. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

        TAX CONSEQUENCES TO THE COMPANY. The granting of the incentive stock option, or the exercise thereof, will generally not result in a business deduction for the Company. However, to the extent that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company will be entitled to a corresponding deduction provided that, among other things, the deduction meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of
Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

VOTE REQUIRED FOR APPROVAL

        Approval of the 1994 Plan requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting.

        The Board of Directors recommends that the shareholders vote FOR the approval of the 1994 Plan.


          PROPOSAL NO. 3--APPROVAL OF 1994 DIRECTORS' STOCK OPTION PLAN

        The following description of certain features of the 1994 Directors' Option Plan is qualified in its entirety by reference to the Directors' Plan, which is attached as Exhibit B.

GENERAL

        Under the terms of the 1994 Directors' Stock Option Plan (the "Directors' Plan"), each member of the Stock Option Committee received an option to purchase 40,000 shares of Common Stock on September 24, 1994. In addition, each director who is not a director on September 23, 1994 will receive, on the date of his or her initial election as a director, an option to purchase 20,000 shares of Common Stock. Options are exercisable on the first anniversary of the date of grant, provided the optionee remains a director on such anniversary. No person may receive an option pursuant to the Directors' Plan more than once.

PURPOSE AND ADOPTION

        The purpose of the Directors' Plan is to advance the interests of the Company by providing additional incentive to attract and retain qualified and competent directors upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock of the Company. On September 23, 1994, the Board of Directors of the Company adopted, subject to
stockholder approval, the Directors' Plan.   A total of 300,000 shares of the
Company's Common Stock are reserved for issuance under the Directors' Plan.

AWARDS

        Stock options under the Directors' Plan will be "non-qualified" for purposes of the Code. The options have a term of ten years from the date of grant, subject to earlier termination if the option holder dies or ceases to be a director of the Company for any reason other than death. If the option holder dies, the options are exercisable, to the extent vested, within one year of death but in no event after the expiration of the term of the option. If an option holder ceases to be a director for any reason other than death, the options are exercisable, to the extent vested, for a period of three months after the optionee ceases to be a director, but in no event after expiration of the term of the option. All stock options will be evidenced by written agreements.

EXERCISE PRICE AND PAYMENT

        Stock options are rights to purchase shares of Common Stock at a price per share that is determined by the Stock Option Committee on the date that the stock options are granted. The purchase price per share of Common Stock that is payable upon the exercise of stock options granted under the Directors' Plan must be equal to the fair market value of a share of Common Stock on the date of grant.

        The Directors' Plan permits payment of the purchase price in cash or by check or, the transfer to the Company of nonforfeitable, unrestricted shares of Common Stock that are already owned by the optionee and have a fair market value on the date of exercise equal to the aggregate purchase price.

        Options become immediately exercisable in the event that the stockholders of the Company approve a merger or similar transaction in which the Company is not the surviving corporation or the sale of substantially all of the assets of the Company or there is a change in control of the Company.

VESTING AND TERMINATION

        The Directors' Plan provides that options may be exercised any time after the first anniversary of the date of grant, provided the optionee remains
a director on such anniversary date.    Each grant shall be evidenced by an
agreement, executed on behalf of the Company and accepted by the optionee, which shall contain such terms and provisions that are not inconsistent with the Directors' Plan.

         No stock option may be exercised after the earliest to occur of: (1) one year after the death of the optionee; (2) three months after the date on which the optionee ceases to be a director for any reason other than death; or
(3) ten years after the date of grant.

TRANSFERABILITY

        Stock options granted under the Directors' Plan may not be transferred except by will or the laws of descent and distribution and may not be exercised during an optionee's lifetime except by the optionee or, in the event of the optionee's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

ELIGIBILITY

        Options may be granted under the Directors' Plan only to directors of the Company.

ADJUSTMENT OF SHARES

        The Directors' Plan provides for adjustments in the 300,000 shares reserved and available for the Directors' Plan, and in the outstanding awards granted pursuant to the Directors' Plan if there is an increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or any recapitalization resulting in a stock split, combination or exchange of shares.

AMENDMENT

        Either the Board of Directors or the Option Committee may amend the Directors' Plan at any time, in which case options previously granted under the Directors' Plan will remain in effect in accordance with their terms and conditions. However, without approval by the stockholders of the Company, the Plan may not be amended to materially increase the benefits accruing to participants under the Directors' Plan, materially increase the number of securities which may be issued under the Directors' Plan or materially modify the requirements as to eligibility for participation in the Directors' Plan. The Directors' Plan will terminate on September 23, 2004.

FEDERAL INCOME TAX CONSEQUENCES

        For the Federal income tax consequences resulting when a director receives a stock option under the Directors' Plan, see Tax Consequences to Optionees-Nonqualified Stock Options set forth above.

VOTE REQUIRED FOR APPROVAL

         Approval of the Directors' Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

        The Board of Directors recommends that the shareholders vote FOR the approval of the Directors' Plan.

STOCK OPTION BENEFITS

        It is not possible to determine the amount of options that may be awarded to various individuals in the future under the 1994 Plan and the Directors' Plan. However, subject to approval of the Plans by the shareholders at the Annual Meeting, options have been granted to certain executives officers named in the Summary Compensation Table, all non-employee directors and certain other employees. The table below reflects options granted since September 23, 1994.


                                                          NEW PLAN BENEFITS
                                                                                                  Directors' Plan
                                                     1994 Plan                                    ---------------
                                                     ---------
Name and Position              Dollar Value(1)       Shares                    Dollar Value           Shares
- -----------------              ---------------       ------                    ------------           ------

John G. Simmonds
 Chief Executive Officer       $252,500              40,000

Vincent Paul
 Vice Chairman of the Board                                                    $252,500           40,000

Harold H. Davis
 Former President of
  Olympic Plastics, Inc.       $365,625              50,000

Executive Group                $1,123,125            170,000

Non-Executive Director Group   $252,500              40,000                    $505,000           80,000

Non-Executive Officer
 Employee Group                $252,500              40,000



- ---------------------------

(1) The dollar values are based on the spread between the market price of the Company's Common Stock on June 20, 1995 and the option exercise prices payable by the optionees.


               PROPOSAL NO. 4--APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Arthur Andersen LLP as independent accountants to examine the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1995. Although the By-laws of the Company do not require the selection of independent accountants to be submitted to stockholders for approval, this selection is being presented to stockholders for ratification or rejection at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the ratification of such selection. Arthur Andersen LLP was the independent accountant of the Company for the fiscal year ended December 31, 1993 and December 31, 1994, and is considered by the Board of Directors to be well qualified. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy. If the resolution is rejected, or if Arthur Andersen & Co. declines to act or becomes incapable of action, or if its employment is discontinued, the Board of Directors will appoint other public accountants whose continued employment after the following Annual Meeting of Stockholders will be subject to ratification by stockholders.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1996 Annual Meeting of Stockholders must deliver a proposal, in accordance with the requirements of the Company's Bylaws, to the Company's principal executive office located at 970 West 190th Street, Suite 720, Torrance, California 90502, sent to the attention of David Neibert, no later than February 23, 1996. There were no proposals submitted by the stockholders for the 1995 Annual Meeting.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON ENTITLED TO VOTE AT THE ANNUAL MEETING ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENT SCHEDULES WHICH ARE A PART THEREOF. WRITTEN REQUEST SHOULD BE DIRECTED TO DAVID NEIBERT, INTEK DIVERSIFIED CORPORATION, 970 WEST 190TH STREET, SUITE 720, TORRANCE, CALIFORNIA 90502.

     You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                              By Order of the Board of Directors,



 June 23, 1995                STEVEN L. WASSERMAN, SECRETARY

                                                                       EXHIBIT A
                          INTEK DIVERSIFIED CORPORATION


                             1994 STOCK OPTION PLAN

                          INTEK DIVERSIFIED CORPORATION

                             1994 STOCK OPTION PLAN

                                TABLE OF CONTENTS



                                                                    PAGE
                                                                    ----

 1.  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .     1

 2.  Definitions . . . . . . . . . . . . . . . . . . . . . . . .     1

 3.  Shares Available under the Plan . . . . . . . . . . . . . .     2

 4.  Option Rights . . . . . . . . . . . . . . . . . . . . . . .     2

 5.  Transferability . . . . . . . . . . . . . . . . . . . . . .     4

 6.  Adjustments . . . . . . . . . . . . . . . . . . . . . . . .     4

 7.  Fractional Shares . . . . . . . . . . . . . . . . . . . . .     5

 8.  Withholding Taxes . . . . . . . . . . . . . . . . . . . . .     5

 9.  Participation by Employees or Consultants
     of a Less-Than-80-Percent Subsidiary. . . . . . . . . . . .     6

10.  Certain Terminations of Employment or Other
     Services, Hardship and Approved Leaves of Absence . . . . .     6

11.  Foreign Participants. . . . . . . . . . . . . . . . . . . .     6

12.  Administration of the Plan. . . . . . . . . . . . . . . . .     7

13.  Amendments and Other Matters. . . . . . . . . . . . . . . .     7

14.  Termination of the Plan . . . . . . . . . . . . . . . . . .     8

                          INTEK DIVERSIFIED CORPORATION

                             1994 STOCK OPTION PLAN

          1. PURPOSE. The purpose of this Plan is to attract and retain key employees of, and officers and consultants providing valuable services to, Intek Diversified Corporation, a Delaware corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

          2.   DEFINITIONS.  As used in this Plan,

          "BOARD" means the Board of Directors of the Corporation.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the committee described in Section 12(a) of this Plan.

          "COMMON STOCK" means (i) shares of the common stock, par value $.01 per share, of the Corporation and (ii) any security into which shares of Common Stock may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.

          "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights shall become effective, which shall not be earlier than the date as of which the Board takes action with respect thereto.

          "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

          "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

          "MARKET VALUE PER SHARE" means the fair market value of the shares of Common Stock as determined by the Board from time to time.

          "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-Qualified Option.

          "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

          "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

          "OPTION RIGHT" means the right to purchase shares of Common Stock from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4 of this Plan.

          "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a key employee (including, without limitation, a key employee who is also a member of the Board), officer or consultant of the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

          "RULE 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule to the same effect.

          "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; PROVIDED, HOWEVER, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

          "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

          3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 6 of this Plan, the number of shares of Common Stock issued or transferred and covered by outstanding Option Rights granted under this Plan shall not in the aggregate exceed 600,000 shares of Common Stock, which may be shares of Common Stock of original issuance or shares of Common Stock held in treasury or a combination thereof. For the purposes of this Section 3, shares of Common Stock covered by any Option Rights granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other Option Rights granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividend equivalents are paid thereon.

          4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of shares of Common Stock to which it pertains; PROVIDED, HOWEVER, that no Participant shall be granted Option Rights for more than 60,000 shares of Common Stock in any one fiscal year of the Corporation, subject to adjustment as provided in Section 6 of this Plan.

          (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

          (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate (including, without limitation, any form of consideration authorized under Section 4(d) below) on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

          (d) On or after the Date of Grant of any Nonqualified Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of the form of consideration specified in this Section 4(d), the shares of Common Stock received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risk of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; PROVIDED, HOWEVER, that any such risk of forfeiture or restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the Optionee.

          (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

          (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

          (g) Each grant shall specify the period or periods of continuous service as a key employee, officer or consultant by the Optionee to the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

          (h) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

          (i) Any grant of a Nonqualified Option may provide for the payment to the Optionee of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis or may provide that any dividend equivalents shall be credited against the Option Price.

          (j) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

          (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

          5. TRANSFERABILITY. (a) No Option Right or other "derivative security" (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

          (b) Any grant of Option Rights made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Corporation upon the exercise thereof shall be subject to further restrictions upon transfer.

          6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Option Rights, the Option Prices per Common Share applicable thereto, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Option Rights under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Option Rights so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any grant of Option Rights under this Plan that the Optionee may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the Optionee will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3, and the number of shares of Common Stock specified in Section 4(a), of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 6.

          7. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

          8. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

          9. PARTICIPATION BY EMPLOYEES OR CONSULTANTS OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant of Option Rights to be made hereunder to a Participant who is an employee or consultant of a Less-Than-80-Percent Subsidiary, regardless of whether the Participant is also employed or engaged as a consultant by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the shares of Common Stock that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such grant of Option Rights may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All shares of Common Stock so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

          10. CERTAIN TERMINATIONS OF EMPLOYMENT OR OTHER SERVICES, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or service as an officer or consultant by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or service as an officer or consultant to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable or any shares of Common Stock that are subject to any transfer restriction pursuant to Section 5(b) of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any grant of Option Rights under this Plan.

          11. FOREIGN PARTICIPANTS. In order to facilitate the making of any grant of Option Rights under this Plan, the Committee may provide for such special terms for grants of Option Rights to Participants who are foreign nationals, or who are employed or engaged as consultants by the Corporation or any Subsidiary outside of the United States of America, as the

Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; PROVIDED, HOWEVER, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

          12. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by a committee of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved in writing by the members of the Committee, shall be the acts of the Committee.

          (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing a grant of Option Rights, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

          13. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee; PROVIDED, HOWEVER, that except as expressly authorized by this Plan, no such amendment shall increase the number of shares of Common Stock specified in Section 3 of this Plan, increase the number of shares of Common Stock specified in Section 4(a) of this Plan, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3, without the further approval of the stockholders of the Corporation.

          (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new Option Rights hereunder, which may or may not cover the same number of shares of Common Stock as had been covered by the cancelled Option Rights, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled Option Rights not been granted.

          (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

          (d) (i) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; PROVIDED, HOWEVER, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

               (ii) Any award that may be made pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Corporation shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3.

          14. TERMINATION OF THE PLAN. No further awards shall be granted under this Plan after the passage of 10 years from the date on which this Plan is first approved by the stockholders of the Corporation.

                                                                       EXHIBIT B

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          INTEK DIVERSIFIED CORPORATION
                        1994 DIRECTORS' STOCK OPTION PLAN
                              (September 23, 1994)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


     1. PURPOSE. The purpose of this Plan is to advance the interests of INTEK DIVERSIFIED CORPORATION, a Delaware corporation (the "Company"), by providing additional incentive to attract and retain qualified and competent Directors upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

     2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

            (a)    "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Committee" shall mean the stock option committee described in Section 11 hereof.

            (d) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

            (e)    "Director" shall mean a member of the Board.

            (f) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan or any other stock option plan of the Company, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

                   (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

                   (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

                   (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

            (g)    "Effective Date" shall mean September 23, 1994.

            (h) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

            (i) "Non-Statutory Stock Option" shall mean an Option which is not an incentive stock option as defined in Section 422 of the Code.

            (j) "Option" (when capitalized) shall mean any option granted under this Plan.

            (k) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

            (l) "Plan" shall mean this Directors' Stock Option Plan for the Company.

            (m) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (n)    "Share(s)" shall mean a share or shares of the Common Stock.

     3. SHARES AND OPTIONS. Options may be granted under this Plan from time to time to purchase an aggregate of up to 300,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Each Option granted hereunder shall be a Non-Statutory Stock Option and shall clearly state that it is a Non-Statutory Stock Option.

     4. CONDITIONS FOR GRANT OF OPTIONS. Each Option shall be evidenced by a written agreement with such terms as are not inconsistent with this Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

     5.     OPTION GRANTS.  On the Effective Date Christopher Branston, Vincent
P. Paul and Steven L. Wasserman will each receive an Option to purchase 40,000 shares of Common Stock, which Option will become exercisable in full on the first anniversary of the Option's grant. Each Director who is not a director on the Effective Date will receive, on the date of his or her initial election as a Director, an Option to purchase 20,000 shares of Common Stock, which Option will become exercisable in full on the first anniversary of the Option's grant; provided he or she remains a Director on such anniversary. No person shall receive an Option pursuant to this Section 5 more than once. The per share exercise price of all Options granted pursuant to this Section 5 will be equal to the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     6. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of an amount that is sufficient to satisfy all applicable Federal or state tax withholding requirements relating to exercise of the Option. The option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

     7. EXERCISABILITY OF OPTIONS. Each outstanding Option shall become immediately fully exercisable if:

            (a) there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

            (b) the stockholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

            (c) the stockholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

    8. TERMINATION OF OPTION PERIOD. The unexercised portion of any Option shall automatically and without notice terminate and become null and void on the earliest to occur of: (i) one year after the death of Optionee; (ii) six months after the date on which the Optionee ceases to be a Director for any reason other than death; or (iii) after the expiration of 10 years from the date of grant of the Option.

    9.   ADJUSTMENT OF SHARES.

            (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                   (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                   (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

            (b) Subject to the specific terms of any Option, the Committee shall make appropriate adjustment in the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when such adjustments become appropriate by reason of a corporate transaction described in Subsections 7(b) or (c) hereof.

            (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

            (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     10. TRANSFERABILITY OF OPTIONS. No Option shall be transferable by the Optionee other than by will or the laws of descent and distribution and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     11.    ADMINISTRATION OF THE PLAN.

            (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons, provided that the Committee shall not have any discretion with respect to the grant of Options to pursuant to this Plan. The Committee shall have all of the powers of the Board with respect to the Plan. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

            (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

            (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

     12.    INTERPRETATION.

            (a) This Plan shall be governed by the internal substantive laws of the State of Delaware.

            (b) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

            (c) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     13. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 9, no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Notwithstanding anything herein to the contrary, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act, the provisions of this Plan which govern the number of Options to be awarded, the exercise price per share under each Option, when and under what circumstances Options will be granted and the period within which each Option may be exercised, shall not be amended more than once every six months (even with stockholder approval), other than to conform to changes to the Code, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

     14. EFFECTIVE DATE AND TERMINATION DATE. Subject to approval of the Plan by the holders of a majority of the shares of Common Stock present at a duly called stockholders' meeting at which a quorum is present, the Plan shall be effective upon the Effective Date and shall terminate on the tenth anniversary of the Effective Date. If the Plan is not approved by the holders of a majority of the outstanding shares of Common Stock, the Plan shall be null and void.

PROXY                                PROXY
                         INTEK DIVERSIFIED CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS, JULY 5, 1995

THE CALIFORNIA YACHT CLUB, 4469 ADMIRALTY WAY, MARINA DEL REY, CALIFORNIA 90292
                             12:00 NOON LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Nicholas R. Wilson and David Neibert, and each of them, the proxy or proxies of the undersigned, with full powers of substitution to each, to attend the Annual Meeting of the Stockholders of INTEK Diversified Corporation, to be held on July 5, 1995, at The California Yacht Club, 4469 Admiralty Way, Marina Del Rey, California 90292, beginning at 12:00 Noon local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the June 23, 1995 proxy statement.

          PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES",
               FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

1. Election of the following nominees as directors: Nicholas R. Wilson,  Vincent
   P. Paul, John G. Simmonds, Harry Dunstan, Peter A. Heinke, Steven L. Wasserman, David Neibert, Christopher Branston:

                  / /  FOR                         / /  WITHHOLD

   (AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.)
2. Approval of the 1994 Stock Option Plan:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Approval of the 1994 Directors' Stock Option Plan:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Ratification of appointment of independent accountants:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF INTEK DIVERSIFIED CORPORATION.
                                             (Signature  should  be  exactly  as
                                             name or names appear on this proxy.
                                             If  stock  is  held  jointly   each
                                             holder should sign. If signature is
                                             by attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title.)
                                             Dated: ______________________, 1995
                                             ___________________________________
                                             Signature
                                             ___________________________________
                                             Signature if held jointly

                                             I plan to attend the meeting:  Yes
                                             / /   No / /

                                             This  proxy will  be voted  FOR the
                                             nominees  and  the  above   matters
                                             unless  otherwise indicated, and in
                                             the discretion  of the  proxies  on
                                             all  other matters properly brought
                                             before the meeting.